EXHIBIT 99.1
                                                                    ------------

                  ATMI REPORTS THIRD QUARTER FINANCIAL RESULTS
                                 REVENUES UP 18%
         DANBURY, CT -- OCTOBER 25, 2006 -- ATMI, INC. (Nasdaq: ATMI), a
supplier of specialty materials and high-purity materials handling and delivery solutions to the world's leading semiconductor manufacturers, today announced revenues of $82.1 million for the third quarter of 2006, an increase of 18% from $69.7 million in the third quarter of 2005. Net income for the quarter increased by 38% to $11.4 million from $8.3 million in the third quarter of 2005, and earnings per share increased to $0.31 per diluted share from $0.22 per diluted share in the third quarter of 2005. Earnings per share includes a one-time $0.04 per diluted share tax benefit in 2006 and equity-based compensation expense of $0.05 per diluted share in the third quarter of 2006, compared to $0.01 per diluted share in the third quarter of 2005, inclusive of the adoption of FAS 123(R) in 2006.

         For the nine months ended September 30, 2006, revenues were $241.5 million, up 18% from $205.1 million in the comparable 2005 period. Net income increased 29% to $28.8 million from $22.3 million in the first nine months of 2005, and earnings per share increased to $0.77 per diluted share from $0.62 per diluted share for the first nine months of 2005. Earnings per share includes a one-time $0.04 per diluted share tax benefit in 2006 and equity-based compensation expense of $0.14 per diluted share in the first nine months of 2006, compared to $0.03 per diluted share in the first nine months of 2005, inclusive of the adoption of FAS 123(R) in 2006.




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ATMI REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS -- PAGE 2 of 7


         Doug Neugold, ATMI Chief Executive Officer, said, "We are pleased with our performance this quarter, as we achieved strong revenues during a period when flat panel display market demand temporarily softened and global wafer starts were relatively flat. We see continued strong demand for advanced generation materials, as well as materials that address some short term opportunities for the industry. In particular, we're experiencing great interest in our RegenSi(TM) wafer reclaim/ cleaning material, and our in-situ cleans technology for the implant process. Our ViaForm Extreme(TM) copper material was named a best-known process at another of our key customers, and we are seeing escalating interest for our NOWTrak(R) Radio Frequency Identification-based materials tracking solution from several of the world's leading integrated circuit producers. These are excellent examples of the importance our customers place on working with us to improve their process efficiency."

         Neugold continued, "We've had a fantastic response to our Asia Technology Development Center in Taiwan, which we officially opened in September during Semicon Taiwan. With Taiwan representing nearly 20% of ATMI's sales, and with more than 55% of our revenues coming from the Asia-Pacific region, the Center puts more materials expertise and support right where our customers have asked us to put it: locally."

         Dan Sharkey, Chief Financial Officer said, "Revenues were up 18% year-over-year, reflecting the growth tied to our market position at the ramping 90 and 65 nanometer technology nodes. Gross margins were 51% on the strength of product mix momentum, compared with 50.4% a year ago. Operating margin has improved from 14.7% last year to 15.2% this year, even with the added effect of

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ATMI REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS -- PAGE 3 of 7


over $2 million of equity-based compensation in 2006 pursuant to FAS 123(R). During the quarter, we recognized a non-recurring $1.7 million tax benefit, due to a provision adjustment arising from a change in certain facts and circumstances, which had a $0.04 per diluted share effect. Our balance sheet reflects continued share repurchases during the quarter, consistent with our expanded program, which added an additional $150 million authorization in August to our previous $75 million share repurchase plan. Through the end of the third quarter, we have deployed a total of $80 million on our repurchase programs."

         Sharkey continued, "Based on our assessment of the overall health of the industry and our market position in key sectors, despite what we believe will be a relatively flat wafer start environment, we are estimating fourth quarter revenues to range between $83 and $87 million, with diluted earnings per share in the $0.28 to $0.32 range."

         A conference call (dial-in: 888.822.9375) discussing the Company's recent financial results and business outlook will begin at 11:00 a.m. Eastern time, October 25, 2006. A replay of the call will be available for 48 hours (dial-in: 800.642.1687, PIN 8030128). An audio webcast of the conference call will be available for 30 days on atmi.com.

         ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.


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ATMI REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS -- PAGE 4 of 7


         Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2006 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #

For more information contact:
         Dean Hamilton
         Director, ATMI Investor Relations & Corporate Communications
         203.207.9349 Direct
         203.794.1100 x4202
         dhamilton@atmi.com

                                     # # # #

                                  TABLES FOLLOW


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ATMI REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS -- PAGE 5 of 7




                                   ATMI, INC.
                            SUMMARY INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                     THREE MONTHS ENDED      NINE MONTHS ENDED
                                     ------------------      -----------------
                                        SEPTEMBER 30,           SEPTEMBER 30,
                                        -------------           -------------
                                      2006        2005        2006        2005
                                    --------    --------    --------    --------
Revenues                               $ 82,124   $ 69,736   $241,544   $205,102
Cost of revenues                         40,216     34,595    120,886    100,965
                                       --------   --------   --------   --------
Gross profit                             41,908     35,141    120,658    104,137
Operating expenses:
  Research and development                6,673      5,745     19,030     16,740
  Selling, general, and
   administrative                        22,775     19,152     67,882     57,092
                                       --------   --------   --------   --------
  Total operating expenses               29,448     24,897     86,912     73,832
                                       --------   --------   --------   --------

Operating income                         12,460     10,244     33,746     30,305

Other income, net                         2,089      1,827      6,699      2,791
                                       --------   --------   --------   --------

Income before income taxes               14,549     12,071     40,445     33,096

Income taxes                              3,195      3,818     11,611     10,825
                                       --------   --------   --------   --------

Net income                             $ 11,354   $  8,253   $ 28,834   $ 22,271
                                       ========   ========   ========   ========


Diluted earnings per share             $   0.31   $   0.22   $   0.77   $   0.62

Weighted-average shares outstanding
                                         36,314     38,078     37,232     35,688



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ATMI REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS -- PAGE 6 of 7




                                   ATMI, INC.
                      SCHEDULE OF EQUITY BASED COMPENSATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                           THREE MONTHS ENDED NINE MONTHS ENDED
                                              SEPTEMBER 30,     SEPTEMBER 30,
                                            2006(1)  2005(2)  2006(3)  2005(4)
                                            ------   ------   ------   ------

Cost of revenues                            $  248   $ --     $  742   $ --
Research and development                       205     --        615     --
Selling, general, and administrative
                                             2,055      561    6,514    1,660
                                            ------   ------   ------   ------

Total equity based compensation
   expense                                   2,508      561    7,871    1,660
                                            ------   ------   ------   ------

Benefit from income taxes                      855      176    2,684      540
                                            ------   ------   ------   ------

Net equity based compensation
   expense                                  $1,653   $  385   $5,187   $1,120
                                            ======   ======   ======   ======


(1) Amounts include equity-based compensation expense related to stock options of $1.4 million, employee stock purchase plan of $0.1 million, and restricted stock awards of $1.0 million, recorded under FAS 123(R).

(2) Amounts include equity-based compensation expense related to restricted stock awards of $0.6 million, recorded under APB 25.

(3) Amounts include equity-based compensation expense related to stock options of $4.7 million, employee stock purchase plan of $0.4 million, and restricted stock awards of $2.5 million, recorded under FAS 123(R).

(4) Amounts include equity-based compensation expense related to restricted stock awards of $1.7 million, recorded under APB 25.






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ATMI REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS -- PAGE 7 of 7




                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)




BALANCE SHEET HIGHLIGHTS                             SEPTEMBER 30, DECEMBER 31,
                                                         2006         2005
                                                       --------     --------
                                                     (UNAUDITED)
Assets
   Cash & marketable securities (1)                    $197,033     $209,851
   Accounts receivable, net                              54,887       47,125
   Inventory, net                                        46,951       39,850
   Other current assets                                  24,363       21,675
                                                       --------     --------
      Total current assets                              323,234      318,501
   Fixed assets, net                                     88,797       82,821
   Marketable securities, non-current (1)                20,308       46,286
   Other assets                                          49,879       52,228
                                                       --------     --------
        Total assets                                   $482,218     $499,836
                                                       --------     --------

Liabilities and stockholders' equity
   Accounts payable                                    $ 18,504     $ 11,910
   Other current liabilities                             28,586       31,746
                                                       --------     --------
     Total current liabilities                           47,090       43,656
   Non-current liabilities                                1,291        3,460
   Stockholders' equity                                 433,837      452,720
                                                       --------     --------
      Total liabilities & stockholders' equity         $482,218     $499,836
                                                       --------     --------


(1) Total cash and marketable securities equaled $217.3 million and $256.1 million at September 30, 2006 and December 31, 2005, respectively.